Exhibit 21.1

LIST OF SUBSIDIARIES

TRAVELPORT LIMITED SUBSIDIARIES

(AS OF 3/2008)

NAME (STATE OF ORGANIZATION)

1.	4Oceans Limited (in liquidation) (UK)
2.	Airways MIC AB (SWEDEN)
3.	Apollo Galileo Mexico S.A. de C.V. (MEXICO)
4.	Apollo Galileo USA Partnership (DE)
5.	Apollo Galileo USA Sub I, Inc. (DE)
6.	Apollo Galileo USA Sub II, Inc. (DE)
7.	Asia-hotels.com Limited (HONG KONG)
8.	Bastion Surety Limited (UK)
9.	Beijing Si Hai Tong Jie Travel Reservation Services Co. Ltd (in liquidation) (CHINA)
10.	Biljettakuten AB (SWEDEN)
12.	Castlenau Limited (IRELAND)
13.	Castlenau Nominees Limited (GREECE)
14.	Cendant Hellas EPE (GERMANY)
19.	Couterville Limited (Gibraltar)
20.	Covia Canada Partnership Corp. (CANADA)
21.	CYTS-Cendant International Travel Co., Ltd (CHINA)
22.	Distribution Systems, Inc. (DE)
23.	Donvand Limited (Belgium Branch)
24.	Donvand Limited (Italy Branch)
25.	Donvand Limited (Swiss Branch)
26.	Donvand Limited (UK)
27.	Donvand Ltd (Denmark Branch)
28.	Donvand Ltd (Israel Branch)
29.	G I Worldwide Holdings C.V. (NETHERLANDS)
30.	Galileo Afrique Centrale (Cameroon) Sarl (AFRICA)
31.	Galileo Asia, LLC (China Branch)
32.	Galileo Asia, LLC (DE)
33.	Galileo Asia, LLC (Hong Kong Branch)
34.	Galileo Asia, LLC (Philippines Branch)
35.	Galileo Asia, LLC (Singapore Branch)
36.	Galileo Ba, Inc. (DE)
37.	Galileo Belgium S.A. (BELGIUM)
38.	Galileo Brasil Limited (DE)
39.	Galileo Canada Distribution Systems, Inc. (CANADA)
41.	Galileo Central and West Africa (Senegal) SARL (AFRICA)
42.	Galileo Central West Africa (Ivory Coast) Sarl (AFRICA)
43.	Galileo Danmark A/S (DENMARK)
44.	Galileo Deutschland GmbH (GERMANY)
45.	Galileo do Brasil Ltda (BRAZIL)
46.	Galileo España (SPAIN)
47.	Galileo France S.a.r.l. (FRANCE)
48.	Galileo International B.V. (The Netherlands)
40.	Galileo International Canada ULC (NOVA SCOTIA)
49.	Galileo International Holdings, Ltd. (BERMUDA)
50.	Galileo International Limited (Dubai Br) (UAE)
51.	Galileo International Limited (UK)
52.	Galileo International Services, Inc. (DE)
53.	Galileo International Technology, LLC (DE)

54.	Galileo International, Inc. (DE)
55.	Galileo International, L.L.C. (DE)
56.	Galileo Italia S.R.L. (ITALY)
57.	Galileo Latin America, L.L.C. (DE)
58.	Galileo Malaysia, LLC (DE)
59.	Galileo Malysia Limited (HONG KONG)
60.	Galileo Nederland B.V. (NETHERLANDS)
61.	Galileo Nederland II B.V. (NETHERLANDS)
62.	Galileo Nordiska Akteibolag (SWEDEN)
63.	Galileo Operations, LLC (DE)
64.	Galileo Portugal Limited (PORTUGAL)
65.	Galileo Russia
66.	Galileo Switzerland AG (SWITZERLAND)
67.	Galileo Taiwan Co. Limited (TAIWAN)
68.	Galileo Technologies, LLC (DE)
69.	Galileo United Kingdom Limited (UK)
70.	Galileo Venezuela, C.A. (VENEZUELA)
71.	Gate Pacific Limited (MAURITIUS)
72.	GIW Holdings CV (NETHERLANDS)
73.	GTA — Reisen GmbH (GERMANY)
74.	GTA (Hong Kong) Limited (HONG KONG)
94.	GTA (Hong Kong) Limited Beijing Rep. Office
95.	GTA (Hong Kong) Limited Chengdu Rep Office (HONG KONG)
75.	GTA (Hong Kong) Limited Chengdui Rep Office (CHINA)
96.	GTA (Hong Kong) Limited Shanghai Rep. Office
76.	GTA (Hong Kong) Online Sales Limited (HONG KONG)
77.	GTA Australasia Pty Limited (AUSTRALIA)
78.	GTA Data Services (India) Private Limited (INDIA)
79.	gta Gullivers Travel Associates GmbH (GERMANY)
80.	Gta North America, Inc. (DE)
81.	GtaTravel.com Ltd (UK)
82.	Gulliver’s Travel Agency K.K. Ltd (JAPAN)
83.	Gullivers (Beijing) Commercial Consulting Services Limited (BEIJING)
84.	Gullivers Jersey 1 Limited (JERSEY CHANNEL ISLANDS)
85.	Gullivers Jersey 2 Limited (JERSEY CHANNEL ISLANDS)
86.	Gullivers Jersey 3 Limited (JERSEY CHANNEL ISLANDS)
87.	Gullivers Luxembourg S.A. R.L (LUXEMBOURG)
88.	Gullivers Travel Agency, England a branch of Gullivers Travel Agency K.K. Ltd (JAPAN)
89.	Gullivers Travel Associates (China) Ltd (CHINA)
90.	Gullivers Travel Associates (France) S.A.S. (FRANCE)
91.	Gullivers Travel Associates (Hong Kong) Limited (HONG KONG)
92.	Gullivers Travel Associates (Investments) Limited (UK)
97.	Gullivers Travel Associates (Middle East) F.Z.L.L.C (DUBAI)
98.	Gullivers Travel Associates (New Zealand)
93.	Gullivers Travel Associates (Singapore) Pte Ltd (SINGAPORE)
99.	Gullivers Travel Associates (Taiwan) Limited
100.	Gullivers Travel Associates (Thailand) Ltd (THAILAND)
101.	Gullivers Travel Associates Korea Limited (KOREA)
102.	Gullivers Travel Associates Limited (UK)
103.	Gullivers Travel Associates SA (SPAIN)
105.	HotelPORT Inc. (DE)
106.	HotelPORT International, Inc. (DE)
107.	IGT Solutions Private Limited (INDIA)
108.	Jogwin Limited (UK)
109.	Jogwin Warenhandelsgesellschaft mbH (AUSTRIA)
110.	Keithburg Limited (GIBRALTAR)

111.	Landmark Holding Company, Inc. (DE)
112.	Magellen Technologies, LLC
113.	Martillo Limited (IRELAND)
114.	Massaader Unlimited (ISLE OF MAN)
115.	Needahotel.com Unlimited (IRELAND)
116.	Octopus Travel (Espana), S.A. (SPAIN)
117.	Octopus Travel (Middle East) F.Z. L.L.C. (DUBAI)
118.	Octopus Travel (Thailand) Limited (THAILAND)
119.	Octopus Travel.com Ltd (UK)
120.	Octopustravel Group Limited (UK)
121.	Octopustravel Italia S.r.l. (ITALY)
122.	Octopustravel Japan K.K. (JAPAN)
123.	Octopustravel.com (Australia) Pty Ltd (AUSTRALIA)
124.	Octopustravel.com (Hong Kong) Ltd (HONG KONG)
125.	Octopustravel.com (Israel) Ltd (ISRAEL)
126.	OctopusTravel.com (USA) Limited (DE)
127.	Octopustravel.com Limited, Agencia en Chile (CHILE)
128.	OWW2, LLC (Delaware)
129.	PT. Global Timur Agung (INDONESIA)
130.	PT. GTA Indonesia (INDONESIA)
131.	Quantitude Services, Inc. (DE)
132.	Quantitude United Kingdom Limited (UK)
133.	Quantitude, Inc. (DE)
134.	S.D. Shepherd Systems, Inc. (TX)
135.	Sia Galileo Baltija (LATVIA)
136.	Southern Cross Distribution Services (NZ) Limited (NEW ZEALAND)
137.	Southern Cross Distribution Systems Pty Limited (AUSTRALIA)
140.	STE Gullivers Travel Agency (FRANCE)
142.	TDS Investor (Luxembourg) S.a.r.l (Luxembourg)
145.	Tecnovate eSolutions Private Limited (INDIA)
147.	The Galileo Company (UK)
148.	Timas Limited (t/a Galileo Ireland) (IRELAND)
152.	Travel Industries, Inc. (DE)
153.	Travelport (Bermuda) Ltd. (BERMUDA)
154.	Travelport (Cayman) Ltd. (CAYMAN ISLANDS)
155.	Travelport (Luxembourg) S.a r.l (LUXEMBOURG)
156.	Travelport Americas, LLC
158.	Travelport China Holdings, Inc. (DE)
159.	Travelport Holdings, Inc. (DE)
160.	Travelport Inc.
161.	Travelport Investments Ltd (UK)
162.	Travelport Investor (Luxembourg) S.a r.l (Luxembourg)
163.	Travelport LLC (DE)
164.	Travelport Operations, Inc. (DE)
165.	Travelport Services Limited (UK)
166.	Travelport Technology Holdings, LLC (DE)
167.	Travelport Travel Germany GmbH & Co (GERMANY)
168.	Travelport Travel Germany Verwaltungs GmbH (UK)
172.	Travelport UK Acquisition Corporation (DE)
173.	Travelwire A/S (NORWAY)
174.	Travelwire Norge AS (NORWAY)
175.	Trip.com, Inc. (DE)
176.	Waltonville Limited (Gibraltar)
177.	Worldspan Andina S.R.C. (Peru)
178.	Worldspan BBN Holdings (Ca)
179.	Worldspan de Mexico Sade C.U. (Mexico)

180.	Worldspan Digital Holdings (De)
181.	Worldspan Dutch Holdings BU (Dutch)
182.	Worldspan Greece Global Travel Information Services (Greece)
183.	Worldspan Hungary kft (Hungary)
184.	Worldspan iJet Holdings LLC (Delaware)
185.	Worldspan International, Inc. (Canada)
186.	Worldspan L.P (DE)
187.	Worldspan Mercosul Ltda. (Brazil)
188.	Worldspan Open Table Holdings (Delaware)
189.	Worldspan Poland sp.Zo.o (Poland)
190.	Worldspan S.A. Holdings, LLC (Georgia)
191.	Worldspan Services Argentina, S.R.L. (Argentina)
192.	Worldspan Services Chile Limitada (Chile)
193.	Worldspan Services Costa Rica, SRL (Costa Rica)
194.	Worldspan Services Hong Kong Limited (Hong Kong)
195.	Worldspan Services Limited (England)
196.	Worldspan Services Romania srl (Romania)
197.	Worldspan Services Singapore Pk ltd. (Singapore)
198.	Worldspan South American Holdings, LLC (Ga)
199.	Worldspan Storemaker Holdings (De)
200.	Worldspan Technologies, Inc. (DE)
201.	Worldspan Vialor Holdings (De)
202.	Worldspan XOL, LLC (Ga)
203.	WS Financing Corp. (DE)
204.	WS Holdings LLC (DE)